MEMBERSHIP UNIT REDEMPTION AGREEMENT This MEMBERSHIP UNIT REDEMPTION AGREEMENT (this “Agreement”), dated as of April 18, 2025, is entered into by and among ALLO Holdings LLC, a Nebraska limited liability company (the “Company”), Nelnet Inc., a Nebraska corporation (“Nelnet”), SDC Allo Holdings, LLC, a Delaware limited liability company (“SDC”), and Museum of American Speed, a Nebraska nonprofit corporation (“Museum”). The Company, Nelnet, SDC and Museum are referred to herein each as a “Party” and collectively as the “Parties”. RECITALS WHEREAS, the affairs of the Company and the conduct of its business are governed by the Amended and Restated Operating Agreement, dated as of January 18, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, but excluding the Second A&R Company Operating Agreement as defined below, the “Company Operating Agreement”), of the Company; WHEREAS, capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Company Operating Agreement; WHEREAS, as of the date of this Agreement, Nelnet, SDC and Museum (each, a “Redeemed Party”) each owns beneficially and of record the numbers and classes of Membership Units set forth on Exhibit A hereto; and WHEREAS, the Company desires to purchase and redeem from each Redeemed Party the classes and numbers of Membership Units indicated opposite such Party’s name on Exhibit A hereto (the “Redeemed Membership Units”), and the Redeemed Parties desire that the Company redeem their Redeemed Membership Units, on the terms and subject to the conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and further good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the Parties hereby agree as follows: ARTICLE I THE REDEMPTION Section 1.01 Redemption of Redeemed Membership Units. On the terms and subject to the conditions set forth in this Agreement, at the Closing, each Redeemed Party shall convey, transfer, assign, deliver and surrender to the Company, and the Company shall purchase and accept from such Redeemed Party, all of such Redeemed Party’s right, title and interest in and to its Redeemed Membership Units, free and clear of all liens, mortgages, pledges, security interests, options, rights of first offer, encumbrances or other restrictions or limitations of any nature whatsoever (collectively, “Liens”), other than Liens arising under the Company Operating Agreement or applicable securities laws (the “Redemption”). Section 1.02 Redemption Price. At the Closing, the Company shall pay (or cause to be paid) to the applicable Redeemed Party, by wire transfer of immediately available funds to

2 one or more accounts designated in writing to the Company by such Redeemed Party at least two (2) Business Days prior to the Closing Date, the following amounts in cash: (a) in consideration of Nelnet’s Redeemed Class A-1 Membership Units, an aggregate amount equal to the product of (i) the aggregate number of Nelnet’s Redeemed Class A-1 Membership Units multiplied by (ii) $2,741.70; (b) in consideration of Nelnet’s Redeemed Class D Membership Units, an amount equal to the sum of: (i) $170,419,276, representing consideration for (A) the Redeemed Class D Membership Units and (B) the accrued Class D Preferred Return thereon (including without limitation all accrued and unpaid Cash-Payable Class D Preferred Return) as of the date of this Agreement; plus (ii) a return, accruing on $169,105,810 (which is the aggregate total of the Class D Net Capital as of the date of this Agreement attributable to Nelnet’s issued and outstanding Class D Membership Units) at the then-applicable Class D Preferred Return Rate (prorated daily for periods less than a full calendar year), during the period between the date of this Agreement and the Closing Date (which return, for the avoidance of doubt, shall encompass any Cash-Payable Class D Preferred Return that would otherwise accrue during such period); (c) in consideration of Nelnet’s Redeemed Class E Membership Units, an amount equal to the sum of: (i) $59,945,207, representing consideration for (A) such Redeemed Class E Membership Units and (B) the accrued Class E Preferred Return thereon as of the date of this Agreement; plus (ii) a return, accruing on $56,508,266 (which is the aggregate total of the Class E Net Capital as of the date of this Agreement attributable to Nelnet’s issued and outstanding Class E Membership Units) at the Class E Preferred Return Rate (prorated daily for periods less than a full calendar year), during the period between the date of this Agreement and the Closing Date (the sum of clauses (a), (b) and (c), the “Nelnet Redemption Price”); (d) in consideration of SDC’s Redeemed Class E Membership Units, an amount equal to the sum of: (i) $64,246,706, representing consideration for (A) such Redeemed Class E Membership Units and (B) the accrued Class E Preferred Return thereon as of the date of this Agreement; plus (ii) a return, accruing on $60,563,140 (which is the aggregate total of Class E Net Capital as of the date of this Agreement attributable to SDC’s issued and outstanding Class E Membership Units) at the Class E Preferred Return Rate (prorated daily for periods less than a full calendar year), during the

3 period between the date of this Agreement and the Closing Date (the “SDC Redemption Price”); and (e) in consideration of Museum’s Redeemed Class A-2 Membership Units, an aggregate amount equal to the product of (i) the aggregate number of Museum’s Redeemed Class A-2 Membership Units multiplied by (ii) $2,741.70 (the “Museum Redemption Price”). Notwithstanding any provision herein to the contrary, in the event that the sum of the Nelnet Redemption Price, the SDC Redemption Price and the Museum Redemption Price exceeds $480 million in the aggregate (the amount of such excess, the “Redemption Price Excess”) for any reason, including without limitation the accrual of the Class D Preferred Return (as contemplated by Section 1.02(b)(ii)) and Class E Preferred Return (as contemplated by Section 1.02(c) or (d)) owing to Nelnet or SDC, then a number of Nelnet’s Redeemed Class A-1 Membership Units shall not be redeemed pursuant to this Agreement, and instead shall be retained by Nelnet. The number of such unredeemed Class A-1 Redeemed Membership Units shall be calculated by determining the quotient equal to (x) the Redemption Price Excess divided by (y) $2,741.70. Any such unredeemed Class A-1 Membership Units shall continue to be held by Nelnet and, from and after the Closing, shall continue to be entitled to all rights set forth in the Second A&R Company Operating Agreement in respect of Class A-1 Membership Units, and the Redeemed Class A-1 Membership Units set forth on Exhibit A shall be deemed adjusted accordingly. If a Redemption Price Excess exists, there shall be no redemption of a partial or fractional Class A-1 Membership Unit, and only whole Class A-1 Membership Units shall be redeemed. Section 1.03 Closing. The closing of the Redemption (the “Closing”) shall take place by the electronic exchange of documents at 10:00 a.m., New York City time, on the second (2nd) Business Day following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions to the Closing set forth in Article IV, or at such other time and place as the Parties may agree in writing. The date on which the Closing actually occurs is referred to herein as the “Closing Date”. Section 1.04 Closing Deliveries and Actions. (a) At the Closing: (i) the Company shall pay, or cause to be paid, in accordance with Section 1.02: (A) to Nelnet, the Nelnet Redemption Price; (B) to SDC, the SDC Redemption Price; and (C) to Museum, the Museum Redemption Price; (ii) each of the Company, Nelnet and SDC shall deliver, or cause to be delivered, to the others a signature page to the Second Amended and Restated Limited Liability Company Agreement of the Company, substantially in the form attached hereto as Exhibit B (the “Second A&R Company Operating Agreement”), with such revisions as Nelnet and SDC may mutually agree prior to the Closing, duly executed by such Party, and which will become effective immediately following the Closing in accordance with its terms;

4 (iii) each of Nelnet and the Company shall deliver or cause to be delivered to the other a counterpart to the Transition Services Agreement, substantially in the form attached hereto as Exhibit C (the “Transition Services Agreement”), duly executed by such Party; and (iv) each Redeemed Party shall deliver, or cause to be delivered, to the Company a duly executed Internal Revenue Service (“IRS”) Form W-9. (b) Upon the payment in full to any Redeemed Party of its applicable Redemption Price, such Redeemed Party shall be deemed to have delivered its Redeemed Membership Units to the Company in accordance with Section 1.01, without any further action required on behalf of any Party, and each such Redeemed Membership Unit shall be cancelled, shall no longer be outstanding and shall cease to exist and such Redeemed Party’s right, title and interest in and to each Redeemed Membership Unit (including any Class D Preferred Return or Class E Preferred Return in respect of any such Redeemed Membership Unit) shall cease to exist, without any right to further payment thereon. (c) The Parties acknowledge and agree that not all of the Membership Units held by the Redeemed Parties will be redeemed in the Redemption, that some Membership Units of a Redeemed Party shall continue to be held by the applicable Redeemed Party and shall continue to exist and be outstanding. The respective holdings of Membership Units of each of the Parties before the Closing, and pro forma following the Closing, are set forth in Exhibit A attached hereto. The Parties shall cooperate to adjust and update the contents of Exhibit A attached hereto, effective as of the Closing Date, as appropriate to reflect changes in Redeemed Class A-1 Membership Units resulting from a Redemption Price Excess and Class E Membership Units issued on or after the date of this Agreement and prior to the Closing (which shall constitute Redeemed Membership Units), if any. ARTICLE II REPRESENTATIONS AND WARRANTIES Section 2.01 Representations and Warranties of Each Redeemed Party. Each of the Redeemed Parties hereby represents and warrants to the other Parties, severally and not jointly, as of the date hereof and as of the Closing Date, as follows: (a) Good Standing; Authority. Such Party is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization. Such Party has all necessary legal capacity, power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by such Party, including the redemption of such Party’s Redeemed Membership Units as contemplated hereby, has been duly and validly authorized and approved by all necessary corporate action by such Party and no other proceedings or actions on its part are necessary therefor. This Agreement has been duly executed and delivered by such Party and, assuming the due and valid authorization, execution and delivery of this Agreement by the other Parties, constitutes the valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other similar laws

5 affecting or relating to creditors’ rights and general principles of equity (collectively, the “Enforceability Exceptions”). (b) Non-Contravention. The execution and delivery of this Agreement and the performance and consummation of the transactions contemplated by this Agreement to be effectuated by such Party do not and will not (a) violate or conflict with any term, condition or provision of the organizational or other governing documents of such Party or (b) except for (i) any filings required to be made under the H-S-R Act and (ii) any filings required to be filed with, or notices required to be given to, the Colorado Public Utilities Commission (“CPUC”) or the New Mexico Public Utilities Commission (“NMPUC”), violate or conflict with any law, regulation, rule, judgment or decree to which such Party is subject, in each case except for any violation or conflict which would not reasonably be expected to impair such Party’s ability to perform its obligations hereunder and is not reasonably likely to prohibit or delay the performance of this Agreement by such Party. (c) Title. Such Party is the record and beneficial owner of, and has good and valid title to, such Party’s Redeemed Membership Units, free and clear of all Liens other than Liens arising under the Company Operating Agreement or applicable securities laws. Effective as of the Closing, the Company shall acquire good and valid title to such Party’s Redeemed Membership Units, free and clear of all Liens other than Liens arising under the Company Operating Agreement or applicable securities laws. (d) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 2.01, none of the Redeemed Parties or any other person or entity has made or makes any other express or implied representation or warranty, either written or oral, on behalf of any of the Redeemed Parties, including any representation or warranty as to the accuracy or completeness of any information regarding any Redeemed Party furnished or made available to any of the other Parties and as to that Redeemed Party or as to the future revenue, profitability or success of the Company or its business, or any representation or warranty arising from statute or otherwise in law. Section 2.02 Representations and Warranties of the Company. The Company hereby represents and warrants to the other Parties, as of the date hereof and as of the Closing Date, as follows: (a) Good Standing; Authority. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nebraska. The Company has all necessary legal capacity, power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Company, including the redemption of the Redeemed Membership Units as contemplated hereby, has been duly and validly authorized and approved by all necessary limited liability company action by the Company and no other proceedings or actions on its part are necessary therefor. This Agreement has been duly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by the other Parties, constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

6 (b) Non-Contravention. The execution and delivery of this Agreement and the performance and consummation of the transactions contemplated by this Agreement to be effectuated by the Company do not and will not (a) violate or conflict with any term, condition or provision of the organizational or other governing documents of the Company or (b) except for (i) any filings required to be made under the H-S-R Act and (ii) any filings required to be filed with, or notices required to be given to, the CPUC or the NMPUC, violate or conflict with any law, regulation, rule, judgment or decree to which the Company is subject, in each case except for any violation or conflict which would not reasonably be expected to impair the Company’s ability to perform its obligations hereunder and is not reasonably likely to prohibit or delay the performance of this Agreement by the Company (c) ALLO Holdco Borrower LLC. (i) ALLO Holdco Borrower LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. ALLO Holdco Borrower LLC is an indirect, wholly owned subsidiary of the Company, and the operating agreement and certificate of formation attached to this Agreement as Exhibits D and E are true and accurate copies of such documents, which have not been amended or modified between the date thereof and the Closing Date. (ii) ALLO Holdco Borrower LLC has all necessary legal capacity, power and authority to execute, deliver and perform the agreements and documents in respect of the Digital Bridge First Lien Term Loan contemplated to be executed and delivered by ALLO Holdco Borrower LLC. The execution, delivery and performance of such agreements and documents by ALLO Holdco Borrower LLC have been duly and validly authorized and approved by all necessary limited liability company action by ALLO Holdco Borrower LLC and no other proceedings or actions on its part are necessary therefor. Assuming the execution and delivery by ALLO Holdco Borrower LLC of such Digital Bridge First Lien Term Loan agreements and documents and, assuming the due and valid authorization, execution and delivery of such agreements and documents by the other parties thereto, such documents and agreements shall constitute the valid and binding obligation of ALLO Holdco Borrower LLC, enforceable against it in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions. (iii) The execution and delivery of the Digital Bridge First Lien Term Loan agreements and documents contemplated to be executed and delivered by ALLO Holdco Borrower LLC and the performance and consummation of the transactions contemplated thereby to be effectuated by ALLO Holdco Borrower LLC do not and will not (i) violate or conflict with any term, condition or provision of the organizational or other governing documents of ALLO Holdco Borrower LLC or (ii) except for (A) any filings required to be made under the H-S-R Act and (B) any filings required to be filed with, or notices required to be given to, the CPUC or the NMPUC, violate or conflict with any law, regulation, rule, judgment or decree to which ALLO Holdco Borrower LLC is subject, in each case except for any violation or conflict which would not reasonably be expected to impair ALLO Holdco Borrower LLC’s ability to perform its obligations thereunder and would not reasonably be expected to prohibit or delay the performance thereof by ALLO Holdco Borrower LLC.

7 ARTICLE III COVENANTS AND AGREEMENTS Section 3.01 No Transfers. Until the earlier of the Closing and the termination of this Agreement, (a) no Redeemed Party shall Transfer any of its Redeemed Membership Units to any other Person and (b) Nelnet shall not elect to receive any Cash-Payable Class D Preferred Return in the form of Class A-5 Membership Units pursuant to Section 5.3(f) of the Company Operating Agreement. Section 3.02 Regulatory Cooperation. Each of the Parties acknowledges that, immediately following the Redemption, the Aggregate Percentage Interest of SDC shall exceed fifty percent (50%) and, consequently, one or more filings by SDC (or an affiliate thereof) and the Company under the H-S-R Act shall be necessary in connection with the Redemption. Each of SDC and the Company shall, and shall cause their Affiliates to, make such necessary filings under the H-S-R Act, and any filings required to be filed with, or notices required to be given to, the CPUC and the NMPUC under applicable law, as promptly as practicable after the date of this Agreement. The Parties shall reasonably cooperate and assist each other by furnishing to the filing party all reasonably requested information and documentary material in connection with such filing or notice under the H-S-R Act or with the CPUC or NMPUC and by promptly notifying the other Parties of any written communication to the filing party from any Governmental Authority relating to compliance with the H-S-R Act or other applicable law. The Company shall pay all filing fees and all related fees (including, without limitation, any legal, accounting or consulting fees) with respect to such filings and notices. Section 3.03 Financing Cooperation. Each of the Parties agrees to use commercially reasonable efforts to execute and deliver all documents and take all such actions as may be necessary or reasonably advisable to consummate the financing contemplated by the Digital Bridge First Lien Term Loan and to provide such cooperation in obtaining such financing (including satisfying the conditions thereto) as may be reasonably requested from time to time by the other Parties or the lenders providing such financing. The Company shall cause ALLO Holdco Borrower LLC to distribute the proceeds of the Digital Bridge First Lien Term Loan to the Company, and the Company shall utilize and pay the net proceeds of the Digital Bridge First Lien Term Loan, as necessary to satisfy and fund in full the Nelnet Redemption Price, the SDC Redemption Price and the Museum Redemption Price. Notwithstanding any other provision contained in this Agreement, neither Nelnet nor Museum shall be required to furnish any full or partial, conditional or unconditional, guaranty, equity or capital contribution or other credit support of any nature whatsoever related or unrelated to the Digital Bridge First Lien Term Loan or other indebtedness or for any other reason. The Company and SDC shall (i) furnish the other Parties, reasonably prior to the execution of this Agreement, a copy of all final documents related to the Digital Bridge First Lien Term Loan, (ii) cause execution and delivery of such Digital Bridge First Lien Term Loan documents by the parties thereto substantially concurrently with the execution of this Agreement, and (iii) prior to the Closing, not permit any amendment or modification of any term or provision, or termination in whole or in part, of the Digital Bridge First Loan documents prior to the Closing Date without having obtained the prior written consent of Nelnet, which consent shall not be unreasonably withheld, conditioned or delayed.

8 Section 3.04 Waiver. Each Redeemed Party hereby waives any and all requirements, notices, restrictions and limitations pursuant to the Company Operating Agreement solely with respect to the redemption, exchange, transfer and conveyance of the Redeemed Membership Units under this Agreement and the other transactions contemplated hereby. Without limiting the foregoing, each Redeemed Party hereby waives any and all contractual rights (including, without limitation, under the Company Operating Agreement) solely to the extent that they may conflict with the terms of this Agreement and the transactions contemplated hereby, including under Section 4.20 (Major Decisions), Section 7.1 (Distributions; Order of Priority), Section 7.2 (Liquidating Distributions), Section 5.5 (Class A Pre-Emptive Rights), Section 9.3 (Right of First Refusal) and Section 11.1 (Co-Sale Rights) of the Company Operating Agreement, provided, however, that such waiver shall apply solely to the extent reasonably necessary to consummate the redemption, exchange, transfer and conveyance of the Redeemed Membership Units and the other transactions contemplated hereby. For purposes of clarity, any and all such contractual rights not otherwise reasonably necessary to be waived in respect of the transactions contemplated by this Agreement shall remain unwaived and in full force and effect and, in any event, no rights or provisions set forth in the Second A&R Company Operating Agreement are or will be waived by virtue of any of the terms or provisions set forth in this Agreement. The waiver set forth in this Section 3.04 is subject to performance of the last sentence of Section 3.03 hereof. Section 3.05 Effect of Redemption on Other Agreements. The Parties agree that, effective as of the Closing, the Class D Secondary Redemption Agreement and the Class E Letter Agreement shall terminate and be of no further force or effect. Section 3.06 Further Assurances. Each of the Parties agrees to execute all documents and take all such further actions as may be necessary to effect the Redemption in accordance with the terms hereof and to give effect to the other transactions contemplated hereby. Each of the Parties further agrees to use commercially reasonable efforts to take all such actions as are reasonable, necessary and appropriate to satisfy the conditions set forth in Article IV hereof. Section 3.07 Tax Matters. The Parties intend that, for U.S. federal and applicable state and local income tax purposes, the transactions contemplated by this Agreement constitute a distribution by the Company in redemption of the Redeemed Membership Units. The Parties shall prepare and file (or shall cause to be prepared and filed) all tax and information returns and reports in a manner consistent with this Section 3.07 and shall not take any action inconsistent therewith, except as otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state or local law).In the event that the Company has in effect or makes an election under section 754 of the Code for the taxable year in which the Closing occurs, the Company shall adjust the basis of its assets in accordance with the provisions of section 734 of the Code, and each Redeemed Party hereby represents and warrants that it will cooperate with the Company and any of its continuing members to effectuate such basis adjustments. ARTICLE IV CONDITIONS TO CLOSING; TERMINATION Section 4.01 Conditions to Obligations of Each Party. The obligation of each of the Company, Nelnet, SDC and Museum to effect the Closing and consummate the transactions

9 contemplated by this Agreement is subject to the satisfaction, or (to the extent permitted by applicable law) waiver by such Party, of each of the following conditions: (a) Any waiting period applicable to the Redemption under the H-S-R Act shall have been terminated or shall have expired. (b) The representations and warranties of the other Parties set forth in Article II shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date. (c) Each of the other Parties shall, in all material respects, have performed or complied with all covenants and agreements contemplated by this Agreement to be performed or complied with by such Party at or prior to the Closing. (d) Each of the other Parties shall have delivered to such Party a certificate, dated the Closing Date and signed by a duly authorized signatory of such other Party, certifying that the conditions set forth in Section 4.01(b) and Section 4.01(c) have been satisfied with respect to the representations, warranties, covenants and agreements of such other Party. (e) Each of the other Parties shall have delivered to such Party a certificate, dated as of the Closing Date and signed by a duly authorized signatory or officer of such other Party, certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the requisite managers, directors, members and/or shareholders (as applicable) of such other Party authorizing the execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and (ii) that all such resolutions are in full force and effect. (f) The requisite approval of the Redemption by the CPUC shall have been obtained or the CPUC shall have delivered to the Company written confirmation that no such approval is required. Section 4.02 Condition to Obligations of the Company and SDC. The obligation of each of the Company and SDC to effect the Closing and consummate the transactions contemplated by this Agreement is further subject to the proceeds of the Digital Bridge First Lien Term Loan having been funded to the Company or its Affiliates. ARTICLE V TERMINATION Section 5.01 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by the mutual written consent of each of the Parties; (b) by Nelnet, by written notice to each of the other Parties, if (i) Nelnet is not then in material breach of any provision of this Agreement, (ii) there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by any one or more of the other Parties pursuant to this Agreement that would give rise to

10 the failure of any of the conditions specified in Section 4.01 hereof and (iii) such breach, inaccuracy or failure has not been cured (if curable) by the applicable breaching Party within twenty (20) days of such breaching Party’s receipt of written notice of such breach from Nelnet; (c) by SDC, by written notice to each of the other Parties, if (i) neither the Company nor SDC is then in material breach of any provision of this Agreement, (ii) there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by one or more of the Parties pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 4.01 or 4.02 hereof and (iii) such breach, inaccuracy or failure has not been cured (if curable) by such breaching Party within twenty (20) days of such breaching Party’s receipt of written notice of such breach from SDC; or (d) By either SDC or Nelnet, by written notice to each of the other Parties, if the Closing shall have failed to occur on or prior to the three (3) month anniversary of the date of execution of this Agreement (the “Drop Dead Date”); provided that the Drop Dead Date: (i) shall automatically be extended by three (3) successive extensions of one (1) month each if, as of the Drop Dead Date (as it may be extended), all of the conditions set forth in Article IV, other than any of the conditions set forth in Section 4.01(a) or Section 4.01(f) and other than those conditions that by their nature may only be satisfied on the Closing Date, shall have been satisfied or waived; and (ii) may otherwise be extended by the mutual written agreement of Nelnet and SDC prior to the Drop Dead Date (as it may be extended pursuant to the foregoing clause (i)); provided further that the right to terminate this Agreement under this Section 5.01(d) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement contained in this Agreement was the primary cause of the failure of the Closing to occur prior to the Drop Dead Date (as it may be extended). Section 5.02 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 5.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except that that nothing herein shall relieve any of the Parties hereto from liability for any willful breach of any provision hereof. ARTICLE VI MISCELLANEOUS Section 6.01 Amendment or Modification. This Agreement may not be amended except in a written instrument executed by each of the Parties. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. Section 6.02 Expenses. Except as expressly set forth in this Agreement, the reasonable and documented fees and expenses incurred by each Party, paid to any person or entity not a party to this Agreement, and incurred in connection with (or used in support of) the transactions contemplated by this Agreement, shall be borne and paid by the Company. For purposes of clarity, the reasonable and documented investment banking expenses (or similar expenses) and legal expenses incurred by Nelnet in connection with the transactions contemplated by this Agreement shall be included in the expenses to be paid by the Company, provided,

11 however, that investment banking expenses (or similar expenses) shall not exceed the sum of $250,000.00. Section 6.03 Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Section 6.04 Entire Agreement. This Agreement and the agreements, documents, schedules and exhibits referred to herein constitute the entire agreement of the Parties with respect to the transactions contemplated hereby and supersede all other agreements between the Parties, whether written or oral. Section 6.05 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by a Party without the prior written consent of the other Parties, and any such assignment shall be null and void ab initio. Section 6.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf) or other electronic means shall be effective as delivery of a manually executed counterpart to this Agreement. Section 6.07 Governing Law; Waiver of Jury Trial. (a) This Agreement (and any Proceeding arising out of or relating to this Agreement) shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. (b) Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any such Proceeding may be heard and determined in such Delaware state court or, to the extent permitted by law, in such federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such Delaware state or federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such Delaware state or federal court. Each of the Parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably and unconditionally consents to service of process in any manner permitted by law.

12 (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (III) SUCH PARTY MAKES SUCH WAIVERS VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.07. Section 6.08 Specific Performance. The Parties agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages. Therefore, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction as set forth in Section 6.07(b), and appropriate injunctive relief shall be granted in connection therewith (without proof of actual damages). Any Party seeking an injunction, a decree or order of specific performance shall not be required to provide any bond or other security in connection therewith and any such remedy shall be in addition to, and not in substitution for, any other remedy to which such Party is entitled at law or in equity. The Parties further agree (a) not to assert that a remedy of injunctive relief, specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of money damages would provide an adequate remedy and (b) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. Section 6.09 Waivers. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. Section 6.10 Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, such term or provision (or portion thereof as applicable) will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, to the

13 end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible. Section 6.11 Certain Defined Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the meaning set forth in the Company Operating Agreement. As used in this Agreement, the following capitalized terms shall have the meanings indicated below. “Class D Secondary Redemption Agreement” means the Secondary Class D Membership Unit Redemption Agreement, dated as of October 1, 2020, by and between the Company and Nelnet, as amended by the Contribution and Exchange Agreement and the Amendment, dated as of August 2, 2023. “Class E Letter Agreement” means the letter agreement, dated as of May 8, 2024, by and between SDC and Nelnet. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Contribution and Exchange Agreement” means the Contribution and Exchange Agreement, dated as of January 18, 2021, by and between the members of ALLO Communications LLC party thereto, the Company and ALLO Intermediate Holdings LLC. “Digital Bridge First Lien Term Loan” means that certain first-lien term loan facility contemplated to be entered into by and among ALLO Holdco Borrower LLC, a Delaware limited liability company, ALLO Holdco Guarantor LLC, a Delaware limited liability company, the lenders party thereto from time to time, the administrative agent thereunder and the other parties thereto, the proceeds of which will be used in part to fund the Redemption. “Redeemed Class A-1 Membership Units” means, with respect to a Redeemed Party, the Redeemed Membership Units of such Redeemed Party that are Class A-1 Membership Units. “Redeemed Class A-2 Membership Units” means, with respect to a Redeemed Party, the Redeemed Membership Units of such Redeemed Party that are Class A-2 Membership Units. “Redeemed Class D Membership Units” means, with respect to a Redeemed Party, the Redeemed Membership Units of such Redeemed Party that are Class D Membership Units. “Redeemed Class E Membership Units” means, with respect to a Redeemed Party, the Redeemed Membership Units of such Redeemed Party that are Class E Membership Units. “Redeemed Party” means Nelnet, SDC and/or Museum, as applicable. “Redemption Price” means the Nelnet Redemption Price, the SDC Redemption Price and/or the Museum Redemption Price, as applicable. [Signature Pages Follow]

[Signature Page to Membership Unit Redemption Agreement] IN WITNESS WHEREOF, the Parties have executed, or have caused their authorized representatives to execute, this Agreement as of the date first written above. COMPANY: ALLO HOLDINGS LLC By: Name: Bradley A. Moline Title: President Docusign Envelope ID: 3A90F266-49FF-4F00-B9C2-70C9708287E3

[Signature Page to Membership Unit Redemption Agreement] NELNET: NELNET, INC. By: Name: Terry Heimes Title: Authorized Person Docusign Envelope ID: C7B3DB21-5032-452D-B27B-6F869D6F215A

[Signature Page to Membership Unit Redemption Agreement] SDC: SDC ALLO HOLDINGS, LLC By: SDC DIOF II GP, LLC Its: Non-Member Manager By: SDC GP Manager, LLC Its: Managing Member By: Name: Todd Aaron Title: Authorized Person Docusign Envelope ID: 1ABB1804-05C2-4AFB-8762-830509B22138

Exhibit A

Redeemed Membership Units

Redeemed Party	Class A-1 Membership Units			Class A-2 Membership Units		
	Held	Redeemed	Not Redeemed	Held	Redeemed	Not Redeemed
Nelnet, Inc.	87,104	64,992	22,112	–	–	–
SDC Allo Holdings, LLC	–	–	–	–	–	–
Museum of American Speed	–	–	–	1,239	1,239	-

Redeemed Party	Class D Membership Units			Class E Membership Units		
	Held	Redeemed	Not Redeemed	Held	Redeemed	Not Redeemed
Nelnet, Inc.	169,105,810	169,105,810	–	56,508,266	56,508,266	–
SDC Allo Holdings, LLC	–	–	–	60,563,140	60,563,140	–
Museum of American Speed	–	–	–	–	–	–